Exhibit 99.2

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2007

On April 26, 2007, Ventas, Inc. (together with its consolidated subsidiaries, “Ventas”) completed the acquisition of substantially all of the assets of Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”). That transaction was originally reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2007 and subsequently amended by a Current Report on Form 8-K/A filed on July 9, 2007. This unaudited pro forma information is being filed to update the pro forma information included in that Current Report on Form 8-K/A.

The following unaudited pro forma condensed consolidated financial information sets forth:

•

the historical financial information of Sunrise REIT prepared in conformity with generally accepted accounting principles as applied in Canada (“Canadian GAAP”) for the three-month period ended March 31, 2007, reconciled into United States generally accepted accounting principles and translated into U.S. dollars;

•	the historical financial information of Ventas for the year ended December 31, 2007 derived from the consolidated financial statements included in Exhibit 99.1 of this Current Report on Form 8-K;

•

pro forma adjustments to give effect to Ventas’s acquisition of Sunrise REIT on the consolidated statement of income of Ventas for the year ended December 31, 2007, as if the acquisition closed on January 1, 2007;

•

pro forma adjustments to give effect to Ventas’s other 2007 acquisitions and equity offering on the consolidated statement of income of Ventas for the year ended December 31, 2007, as if these transactions occurred on January 1, 2007; and

•

pro forma adjustments to give effect to Sunrise REIT’s 2007 acquisitions on the consolidated statement of income of Sunrise REIT for the three-month period ended March 31, 2007, as if these transactions occurred on January 1, 2007.

The unaudited pro forma condensed consolidated statement of income is prepared for informational purposes only and is based on assumptions and estimates considered appropriate by Ventas’s management; however, it is not necessarily indicative of what the results of operations of Ventas actually would have been assuming the transactions had been consummated as of the dates indicated nor does it purport to represent the results of operations for future periods. Further, as the unaudited pro forma condensed consolidated statement of income includes only those adjustments directly attributable to these transactions, it does not include the impact of any strategies that management may consider in order to continue to efficiently manage Ventas’s operations. The unaudited pro forma condensed consolidated statement of income and accompanying notes should be read in conjunction with the historical consolidated financial statements of Ventas, including the notes thereto, included in Exhibit 99.1 of this Current Report on Form 8-K.

The acquisition of Sunrise REIT was accounted for using the purchase method of accounting. The total purchase price of approximately $2.0 billion was allocated to the assets and liabilities of the Sunrise REIT properties based upon their respective fair values. For purposes of the unaudited pro forma condensed consolidated statement of income, such allocation has been made based upon valuations and other studies which may be subject to adjustment. Accordingly, the impact of the allocation of the purchase price included in the accompanying unaudited pro forma condensed consolidated statement of income is preliminary.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Reconciliation of Canadian GAAP to U.S. GAAP

For the three months ended March 31, 2007

(In thousands)

	Sunrise REIT Canadian GAAP (Cdn $) (A)	U.S. GAAP Adjustments (Cdn $) (B)	Sunrise REIT U.S. GAAP (Cdn $)	Sunrise REIT U.S. GAAP (US $) (C)
Revenues:
Rental income	$—	$—	$—	$—
Resident fees and services	106,597	1,840	108,437	92,570
Interest income from loan receivable	957	(957)	—	—
Interest and other income	233	—	233	199

	107,787	883	108,670	92,769

Expenses:
Interest	17,900	623	18,523	15,813
Depreciation and amortization	20,403	242	20,645	17,623
Property-level operating expenses	66,450	1,643	68,093	58,132
Management fees	6,465	111	6,576	5,614
General, administrative and professional fees	2,502	—	2,502	2,136
Gain on foreign currency hedge/foreign currency remeasurement	(460)	—	(460)	(393)
Merger-related expenses	16,496	—	16,496	14,080

	129,756	2,619	132,375	113,005

Loss before income taxes and minority interest	(21,969)	(1,736)	(23,705)	(20,236)
Provision for income taxes	—	—	—	—

Loss before minority interest	(21,969)	(1,736)	(23,705)	(20,236)
Minority interest	1,200	(130)	1,070	914

Net loss	$(23,169)	$(1,606)	$(24,775)	$(21,150)

See accompanying notes to unaudited pro forma condensed consolidated statement of income.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2007

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2007 Transactions Adjustments (D)	Pro Forma as Adjusted for Ventas 2007 Transactions	Sunrise REIT U.S. GAAP (US $) Historical	Sunrise REIT 2007 Transactions Adjustments (E)	Sunrise REIT Acquisition Adjustments (F)		Pro Forma As Adjusted
Revenues:
Rental income	$476,765	$12,019	$488,784	$—	$—	$—		$488,784
Resident fees and services	282,226	5,775	288,001	92,570	1,432	27,607		409,610
Interest income from loan receivable	2,586	—	2,586	—	—	—		2,586
Interest and other income	2,994	66	3,060	199	—	54		3,313

	764,571	17,860	782,431	92,769	1,432	27,661		904,293
Expenses:
Interest	201,319	8,844	210,163	15,813	597	9,016	(G)	235,589
Depreciation and amortization	231,953	4,903	236,856	17,623	405	29,529	(H)	284,413
Property-level operating expenses	198,125	13,237	211,362	63,746	2,540	18,254		295,902
General, administrative and professional fees	36,425	—	36,425	2,136	—	—		38,561
Foreign currency gain	(24,280)	—	(24,280)	(393)	—	24,280	(I)	(393)
Other	2,891	—	2,891	14,080	—	(14,080	) (J)	2,891

	646,433	26,984	673,417	113,005	3,542	66,999		856,963

Income (loss) before income taxes and minority interest	118,138	(9,124)	109,014	(20,236)	(2,110)	(39,338)		47,330
Income tax benefit	28,042	—	28,042	—	—	14,021		42,063

Income (loss) before minority interest	146,180	(9,124)	137,056	(20,236)	(2,110)	(25,317)		89,393
Minority interest, net of tax	1,698	(1,430)	268	914	(422)	458		1,218

Income (loss) from continuing operations	144,482	(7,694)	136,788	(21,150)	(1,688)	(25,775)		88,175
Preferred stock dividends and issuance costs	5,199	—	5,199	—	—	—		5,199

Income (loss) from continuing operations applicable to common shares	$139,283	$(7,694)	$131,589	$(21,150)	$(1,688)	$(25,775)		$82,976

Per share income from continuing operations applicable to common shares:
Basic	$1.14	n/a	$1.07	n/a	n/a	n/a		$0.62
Diluted	$1.13	n/a	$1.07	n/a	n/a	n/a		$0.62
Weighted average shares used in computing per share income from continuing operations applicable to common shares:
Basic	122,597	n/a	122,597	n/a	n/a	10,543	(K)	133,140
Diluted	123,012	n/a	123,012	n/a	n/a	10,543	(K)	133,555

n/a Not applicable.

See accompanying notes to unaudited pro forma condensed consolidated statement of income.

VENTAS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2007

(In thousands of U.S. dollars)

1. Adjustments to the Pro Forma Condensed Consolidated Statement of Income

(A)	Reflects historical results of operations of Sunrise REIT for the three-month period ended March 31, 2007 prepared in accordance with Canadian GAAP. Certain amounts have been reclassified to conform to Ventas’s presentation.

(B)	Represents adjustments necessary to conform Sunrise REIT’s consolidated results of operations to a statement of income prepared in accordance with U.S. generally accepted accounting principles.

(C)	Earnings denominated in Canadian dollars have been translated into U.S. dollars at the applicable monthly average foreign exchange rates.

(D)	Reflects the effect on the results of operations had Ventas consummated its 2007 acquisitions as of the beginning of the year ended December 31, 2007.

(E)	Reflects the effect on the results of operations had Sunrise REIT consummated its 2007 acquisitions as of the beginning of the three-month period ended March 31, 2007.

(F)	Reflects the impact to the results of operations for the period from April 1, 2007 through April 25, 2007, the 2007 equity offering and purchase accounting adjustments for the acquisition of Sunrise REIT by Ventas based upon the assumed purchase price of $2.0 billion.

(G)	Reflects activity for the period from April 1, 2007 through April 25, 2007 and the following adjustments (in thousands):

Sunrise REIT interest recorded for the convertible debentures	$(1,274)
Sunrise REIT interest recorded for the debt paid off on the date of acquisition	(1,414)
Sunrise REIT interest recorded for deferred financing fees	(531)
Sunrise REIT interest recorded for the fair market value of debt	254
Ventas’s estimated interest for convertible debentures(1)	22
Ventas’s estimated amortization of the fair market value of debt adjustment	(1,304)
Ventas’s estimated amortization of deferred financing costs	280
Ventas’s bridge financing costs and interest	5,036
Interest on mortgaged debt for the period from April 1, 2007 through April 25, 2007	3,692
Ventas’s interest for net borrowing on its unsecured revolving credit facility	4,255

Pro forma adjustment to interest	$9,016

(1)	Assumes all except $1,000 of the convertible debentures have been converted.

(H)	Based on the preliminary purchase price allocation, Ventas allocated $162.2 million to land, $2.0 billion to buildings and improvements, $3.4 million to land improvements and $22.4 million to furniture and equipment. Depreciation expense is calculated on a straight-line basis based on Ventas's purchase price allocation and using a 35-year life for buildings and permanent structural improvements and a 7-year life for furniture and equipment and land improvements. Additionally, Ventas's purchase price allocation includes $82.8 million of intangible assets related to in-place leases, which will be amortized over the average life of these leases.

(I)	Represents gain realized on Canadian call options purchased by Ventas in conjunction with the Sunrise REIT acquisition. These contracts settled on the date of the acquisition.

(J)	Represents the elimination of merger-related and other transaction costs incurred by Sunrise REIT.

(K)	Reflects the issuance of 26.9 million shares of Ventas common stock in May 2007. Proceeds from the issuance were utilized to redeem the preferred stock and repay a portion of the interim loan from the bridge financing, which were utilized as consideration for the Sunrise REIT acquisition.